SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          FORM 8-K/A

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934






Date of Report (Date of earliest event reported):   October 23, 1995


                         S-K-I LTD.
   (Exact name of registrant as specified in its charter)


                          Delaware
       (State or other jurisdiction of incorporation)


0-13055                                        03-0294233
(Commission File Number)              (IRS Employer Identification Number)


      30 Airport Road, Suite 5, West Lebanon, NH 03784
          (Address of principal executive offices)


                        603-298-1160
    (Registrant's telephone number, including area code)


                             N/A
    (Former name or former address, if changed since last report)

Item 7(b).  Exhibits

(B)  Exhibit index

     (2)  Asset Purchase Agreement between Fibreboard
     Corporation, Bear Mountain Inc., Bear Mountain Ltd. and
     S-K-I Ltd. dated October 6, 1995.

     Omitted schedules copies of which the company agrees to furnish supplementally to the Commission upon request.

     Schedule 1.1.1  Real property being sold
     Schedule 1.1.2 USFS permit
     Schedule 1.1.3 Real property leases
     Schedule 1.1.4 Equipment and improvements
     Schedule 1.1.5 Inventories
     Schedule 1.1.6 Accounts receivable
     Schedule 1.1.7 Transferred agreements
     Schedule 1.2.1 Real property not being sold
     Schedule 1.2.6 Excluded refunds
     Schedule 1.2.11 Excluded computer
     Schedule 2.1-1 Fixed Assets (for base purchase price calculation)
     Schedule 2.1-2 Non-retail inventories (for base purchase price calculation)
     Schedule 2.1-3 Deferred revenues (for base purchase price calculation)
     Schedule 2.3 List of Potential escrow liabilities
     Schedule 6.2.1 July 2, 1995 interim financial statements
     Schedule 6.2.2 July 31, 1995 fiscal year end financial statements
     Schedule 6.3 Debts, obligations and liabilities
     Schedule 6.4(b) Capital expenditures
     Schedule 6.5 Tax disputes
     Schedule 6.6 Real property
     Schedule 6.8 Zoning
     Schedule 6.9 Commitments
     Schedule 6.10 Continued use of real property
     Schedule 6.11 Lake pipeline
     Schedule 6.13 Pledges of inventory
     Schedule 6.16 Trade names/trademarks/service marks/copyrights, etc.
     Schedule 6.18 Trade secrets
     Schedule 6.20-1 Season passes, group sales, etc.
     Schedule 6.20-2 Vendors & suppliers
     Schedule 6.21 Insurance policies
     Schedule 6.22 Contracts
     Schedule 6.23 Non-compliance with laws
     Schedule 6.24 Pending and threatened litigation
     Schedule 6.26 Required consents
     Schedule 6.27 Personal identification
     Schedule 6.28 Employment contracts
     Schedule 6.31 Bank accounts & powers of attorney
     Schedule 6.34 Environmental matters
     Schedule 8a.6(c) Anticipated capital expenditures not undertaken yet


     (2)  Amendment No.1 to Asset Purchase Agreement dated
     October 19, 1995

     Omitted schedules copies of which the company agrees to furnish supplementally to the Commission upon request.

     Schedule 1.1.7 Transferred agreements
     Schedule 6.2-1a Adjusted stub period date balance sheet
     Schedule 6.11 Lake pipeline
     Schedule 6.16 Tradenames/trademarks/service marks/copyrights, etc.
     Schedule 6.22 Contracts
     Schedule 6.24 Pending and threatened litigation
     Schedule 6.26 Required consents